 Exhibit 10.4

Name:	[●]
Number of Restricted Stock Units:	[●]
Date of Grant:	[●]

ABIOMED, Inc.
2015 Omnibus Incentive Plan

Restricted Stock Unit Agreement (Non-Employee Director)

This agreement (this “Agreement”) evidences the grant of restricted stock units (the “Restricted Stock Units”) by ABIOMED, Inc. (the “Company”) to the individual named above (the “Grantee”) pursuant to and subject to the terms of the ABIOMED, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.Grant of Restricted Stock Units.  On the date of grant set forth above (the “Date of Grant”) the Company granted to the Grantee an award (the “Award”) consisting of the right to receive, on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Meaning of Certain Terms.  Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3.Vesting.  The term “vest” as used herein with respect to any Restricted Stock Unit means the lapsing of the restrictions described herein with respect to such Restricted Stock Unit (each such occurrence, a “Vesting Date”).

(a)	[Vesting Terms].
(b)

Notwithstanding the foregoing, the Restricted Stock Units, to the extent then outstanding and unvested, shall be immediately and fully vested upon the closing of a Change of Control if (i) such Change of Control shall occur before the first anniversary of the Date of Grant and (ii) the Grantee has remained in continuous Employment from the Date of Grant through the closing of such Change of Control.

4.Delivery of Stock.  The Company shall deliver to the Grantee as soon as practicable upon the vesting of the Restricted Stock Units (or any portion thereof), but in all events no later than thirty (30) days following the date on which such Restricted Stock Units vest, one share of Stock with respect to each such vested Restricted Stock Unit, subject to the terms of the Plan and this Agreement.

5.Dividends, etc.  The Grantee shall have the rights of a shareholder with respect to a share of Stock subject to the Award only at such time, if any, as such share is actually delivered under the Award.  Without limiting the generality of the foregoing and for the avoidance of doubt, the Grantee shall not be entitled to vote any share of Stock subject to the Award or to receive or be credited with any dividend or other distribution declared and payable on any such share unless and until such share has been actually delivered hereunder and is held by the Grantee on the record date for such vote or dividend (or other distribution), as the case may be.

6.Certain Tax Matters.

(a)

The Grantee expressly acknowledges and agrees that he or shall be responsible for satisfying and paying all taxes arising from or due in connection with the Award, the vesting of the Restricted Stock Units, and/or the delivery of any Stock hereunder.  The Company shall have no liability or obligation relating to the foregoing.

(b)

The Grantee expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

7.Forfeiture/Recovery of Compensation.  By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, under the Award or to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

8.Transfer of Award.  Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

9.Form S-8 Prospectus.  The Grantee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued pursuant to the Award under the Plan.

10.Acknowledgments.  By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award is, and the Restricted Stock Units are, subject in all respects to, the terms of the Plan.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

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28845197_1

Executed as of the ___ day of [●], [●].

Company:	ABIOMED, INC.

By: ______________________________

Name:

Title:

Grantee:	__________________________________

Name:

Address:

28845197_1